UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Materials under § 240.14a-12

McGraw Hill Financial, Inc.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet • Go to www.investorvote.com/MHFI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

McGraw Hill Financial Meeting to be Held on April 27, 2016

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.investorvote.com/MHFI

Step 2: Click on the icon on the right to view current meeting materials.

Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 15, 2016 to facilitate timely delivery.

02AL4E

Shareholder Meeting Notice

McGraw Hill Financial, Inc.’s Annual Meeting of Shareholders will be held on Wednesday, April 27, 2016 at 55 Water Street, New York, New York 10041, at 11:00 a.m. (EDT) in the 36th floor Conference Center.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all director nominees listed and FOR Proposals 2, 3, 4, and 5.

1.	Election of Directors: Sir Winfried Bischoff; William D. Green; Charles E. Haldeman, Jr.; Rebecca Jacoby; Hilda Ochoa-Brillembourg; Douglas L. Peterson; Sir Michael Rake; Edward B. Rust, Jr.; Kurt L. Schmoke and Richard E. Thornburgh.

2.	Vote to amend the Company’s Restated Certificate of Incorporation to change the name of the Company to “S&P Global Inc.” from “McGraw Hill Financial, Inc.”

3.	Vote to amend the Company’s Restated Certificate of Incorporation to provide that the Company’s Board of Directors shall consist of not less than 8 persons.

4.	Vote to approve, on an advisory basis, the executive compensation program for the Company’s named executive officers.

5.	Vote to ratify the appointment of Ernst & Young LLP as our independent Registered Public Accounting Firm for 2016.

6.	And, in their discretion, in the transaction of such other business as may properly come before the Meeting.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

ADMISSION TICKET

McGraw Hill Financial, Inc.

2016 Annual Meeting of Shareholders

Wednesday, April 27, 2016

10:00 a.m. (EDT) - Registration opens (Lobby)

11:00 a.m. (EDT) - Annual Meeting (36th floor Conference Center)

55 Water Street

New York, New York 10041-0003

If you wish to attend the Annual Meeting of Shareholders in person, please present this admission ticket and a valid picture identification at the door for admission. Cameras, large bags, briefcases, packages, recording equipment and other electronic devices will not be permitted at the Annual Meeting.

Annual Meeting Available by Webcast

To listen to the Annual Meeting, go to www.mhfi.com and click on the link for the live webcast.

Voting Available 24 hours

a day, 7 days a week!

Proxies submitted by the Internet must be received

by 11:59 PM, Eastern Time, on April 26, 2016.

VALIDATION DETAILS ARE LOCATED ON THE

REVERSE SIDE IN THE SHADED BAR.

Vote by Internet

•       Go to www.investorvote.com/MHFI

•       Or scan the QR code with your smartphone

•       Follow the steps outlined on the secure website

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

Internet - Go to www.investorvote.com/MHFI. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

Telephone - Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

Email - Send email to investorvote@computershare.com with “Proxy Materials McGraw Hill Financial, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 15, 2016.

02AL4E